Exhibit 10.2
INCENTIVE SHARE OPTION AGREEMENT
UNDER THE
IONA TECHNOLOGIES PLC
2006 SHARE INCENTIVE PLAN

Name of Optionee:

No. of Option Shares:

Option Exercise Price per Share: $

Grant Date:

Expiration Date:

     Pursuant to the IONA Technologies PLC 2006 Share Incentive Plan as amended through the date hereof (the “Plan”), IONA Technologies PLC (the “Company”) hereby grants to the Optionee named above an option (the “Share Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of Ordinary Shares, par value €0.0025 per share of the Company (the “Shares”) specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan.
     1. Exercisability Schedule. No portion of this Share Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 2 of the Plan) to accelerate the exercisability schedule hereunder, this Share Option shall be exercisable for                      of the Option Shares on or after the first anniversary of the grant date set forth in this Agreement and shall be exercisable for an additional                      of the Option Shares at the end of each                      day period thereafter.
     Once exercisable, this Share Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.
     2. Manner of Exercise.
          (a) The Optionee may exercise this Share Option only in the following manner: from time to time on or prior to the Expiration Date of this Share Option, the Optionee may give written notice to the Administrator of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.
     Subject to the Administrator’s prior approval, payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) through the delivery (or attestation to the ownership) of Shares that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator, provided, that to the extent required to avoid variable accounting treatment under FAS 123R or other applicable accounting rules, such surrendered Shares shall have been owned by the Optionee for at least six (6) months; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or (iv) any combination of (i), (ii) and (iii) above. Payment instruments will be received subject to collection.

     The transfer to the Optionee of the Option Shares on the records of the Company or of the transfer agent will be contingent upon the Company’s receipt from the Optionee of full payment for the Option Shares, as set forth above and any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Shares to be purchased pursuant to the exercise of Share Options under the Plan and any subsequent resale of the Shares will be in compliance with applicable laws and regulations. In the event the Optionee chooses to pay the purchase price by previously-owned Shares through the attestation method, the number of Shares transferred to the Optionee upon the exercise of the Share Option shall be net of the Shares attested to.
          (b) The Shares purchased upon exercise of this Share Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to this Share Option unless and until this Share Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the shareholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.
          (c) The minimum number of Shares with respect to which this Share Option may be exercised at any one time shall be 100 Shares, unless the number of Shares with respect to which this Share Option is being exercised is the total number of Shares subject to exercise under this Share Option at the time.
          (d) Notwithstanding any other provision hereof or of the Plan, no portion of this Share Option shall be exercisable after the Expiration Date hereof.
     3. Termination of Employment. If the Optionee’s employment by the Company or a Subsidiary (as defined in the Plan) is terminated, the period within which to exercise the Share Option may be subject to earlier termination as set forth below.
          (a) Termination Due to Death. If the Optionee’s employment terminates by reason of the Optionee’s death or the Optionee dies within one (1) month of the termination of the Optionee’s employment, any portion of this Share Option outstanding on such date shall become fully exercisable and may thereafter be exercised by the Optionee’s legal representative or legatee for a period of twelve (12) months from the date of death or until the Expiration Date, if earlier.
          (b) Termination Due to Disability or Retirement. If the Optionee’s employment terminates by reason of the Optionee’s disability (as defined in Section 22(e) of the Code) or retirement, any portion of this Share Option outstanding and exercisable on such date may thereafter be exercised by the Optionee for a period of twelve (12) months from the date of termination or until the Expiration Date, if earlier.
          (c) Termination for Cause. If the Optionee’s employment terminates for Cause, any portion of this Share Option outstanding on such date shall terminate immediately and be of no further force and effect. For purposes hereof, “Cause” shall mean a determination by the Company that the Optionee shall be dismissed as a result of (i) the substantial and continuing failure of the Optionee, after notice thereof, to render services to the Company or any of its Subsidiaries in accordance with the terms or requirements of his or her employment; (ii) disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to the Company or any of its Subsidiaries; (iii) the commission of an act of embezzlement or fraud; (iv) deliberate disregard of the rules or policies of the Company or any of its Subsidiaries which results in direct or indirect loss, damage or injury to the Company or any of its Subsidiaries; (v) the unauthorized disclosure of any trade secret or confidential information of the Company or any of its Subsidiaries; or (vi) the commission of an act which constitutes unfair competition with the Company or any of its Subsidiaries or which induces any customer or supplier to breach a contract with the Company or any of its Subsidiaries.
          (d) Other Termination. If the Optionee’s employment terminates for any reason other than the Optionee’s death, the Optionee’s disability, or Cause, and unless otherwise determined by the Administrator, any portion of this Share Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of thirty (30) days from the date of termination or until the Expiration Date, if earlier. Any portion of this Share Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect.
     The Administrator’s determination of the reason for termination of the Optionee’s employment shall be conclusive and binding on the Optionee and his or her representatives or legatees.
     4. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Share Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
     5. Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Share Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.
     6. Status of the Share Option. This Share Option is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), but the Company does not represent or warrant that this Share Option qualifies as such. The Optionee should consult with his or her own tax advisors regarding the tax effects of this Share Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements. To the extent any portion of this Share Option does not so qualify as an “incentive stock option,” such portion shall be deemed to be a non-qualified stock option. If the Optionee intends to dispose or does dispose (whether by sale, gift, transfer or otherwise) of any Option Shares within the one-year period beginning on the date after the transfer of such shares to him or her, or within the two-year period beginning on the day after the grant of this Share Option, he or she will so notify the Company within 30 days after such disposition.
     7. Tax Withholding. The Optionee shall, not later than the date as of which the value of any Shares or other amounts received hereunder first becomes includible in the gross income of the Optionee for U.S. Federal income tax purposes or, if the Optionee is located outside the United States for income tax purposes in the relevant jurisdiction, pay to the Company or a Subsidiary, or make arrangements satisfactory to the Administrator regarding payment of, any U.S. federal, state, or local taxes of any kind or, if the Optionee is located outside the United States, any income taxes, deductions or levies or other deductions of any kind applicable in the relevant jurisdiction, required by law to be withheld by the Company or a Subsidiary with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such amounts from any payment of any kind otherwise due to the Optionee. The Company’s obligation to deliver evidence of book entry (or share certificates) to the Optionee is subject to and conditioned on tax withholding obligations being satisfied by the Optionee. The Optionee may elect to have the Company’s or a Subsidiary’s minimum required tax withholding obligation satisfied, in whole or in part, by (a) authorizing the Company or Subsidiary to withhold from Shares to be issued hereunder a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due or (b) transferring to the Company or a Subsidiary a number of Shares owned by the Optionee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.
     8. No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Optionee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Optionee at any time. The Share Option shall not form part of the terms and conditions of employment or engagement between the Optionee and the Company or any Subsidiary and consequently, rights and obligations of the Optionee under the terms and conditions of his office with or employment or engagement by any such company shall not be affected by his receipt of the Share Option. Accordingly, the Optionee shall have no right to any compensation arising for the loss of his entitlement (for any reason whosoever) with respect to the Share Option as a result of the termination of his employment or office (for any reason whatsoever) whether such compensation is claimed by way of damages for unfair or wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever.
     9. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
     10. Amendment. Pursuant to Section 15 of the Plan, the Administrator may at any time amend or cancel any outstanding portion of this Share Option, but no such action may be taken that adversely affects the Optionee’s rights under this Agreement without the Optionee’s consent.

IONA TECHNOLOGIES PLC
By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:

Optionee’s Signature

Optionee’s name and address:

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